UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 21, 2006

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 E. Houston, San Antonio, Texas	78205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

__________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Throughout this document, the Registrant, AT&T Inc., is referred to as “AT&T.”

On July 21, 2006, at a special meeting of stockholders of AT&T Inc., the stockholders approved the issuance of AT&T common shares required to be issued pursuant to the Agreement and Plan of Merger, dated as of March 4, 2006, by and among BellSouth Corporation, AT&T and ABC Consolidation Corp., a Georgia corporation and a wholly-owned subsidiary of AT&T (“Merger Sub”). Under the Merger Agreement, BellSouth will merge with ABC Consolidation Corp. and become a wholly-owned subsidiary of AT&T. Upon closing, BellSouth shareholders will receive 1.325 AT&T common shares for each BellSouth common share held immediately prior to the closing.

AT&T expects to close the transaction in the fall of 2006 following the receipt of the remaining regulatory approvals, including the approval of the Federal Communications Commission and the expiration of the waiting period under the Hart-Scott-Rodino Act.

2,791,954,109 shares were cast at the meeting, representing approximately 72% of the total issued and outstanding common shares of AT&T. 2,720,075,512 shares were voted in favor of the proposed issuance (representing over 98% of the votes cast) and 37,145,565 shares were voted against. 34,733,032 shares abstained.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: July 21, 2006	By: /s/ John J. Stephens John J. Stephens Senior Vice President and Controller